EXHIBIT 24

POWER OF ATTORNEY

WHEREAS, Alabama National BanCorporation (the “Company”) proposes to file a registration statement on Form S-8 under the Securities Act of 1933 with respect to the issuance of shares of common stock of the Company or cash, under or pursuant to the Alabama National BanCorporation Amended and Restated Performance Share Plan for Certain Directors of Citizens’ and People’s Bank, N.A.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of John H. Holcomb, III and Victor E. Nichol, Jr. their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, together with all necessary exhibits.

The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend or remedy any deficiencies with respect to said registration statement by appropriate amendment or amendments and to file the same as aforesaid.

Dated as of April 21, 2004.

ALABAMA NATIONAL BANCORPORATION

/s/ John H. Holcomb, III John H. Holcomb, III Chairman, Chief Executive Officer and Director

/s/ Victor E. Nichol, Jr. Victor E. Nichol, Jr. Vice Chairman and Director

/s/ Dan M. David Dan M. David Vice Chairman and Director

/s/ Richard Murray, IV Richard Murray, IV President, Chief Operating Officer and Director

/s/ William E. Matthews, V William E. Matthews, V Executive Vice President and Chief Financial Officer

/s/ Shelly S. Williams Shelly S. Williams Senior Vice President and Controller

/s/ W. Ray Barnes W. Ray Barnes Director

/s/ John V. Denson John V. Denson Director

/s/ Griffin A. Greene Griffin A. Greene Director

/s/ John D. Johns John D. Johns Director

John J. McMahon, Jr. Director

C. Phillip McWane Director

/s/ William D. Montgomery, Sr. William D. Montgomery, Sr. Director

/s/ C. Lloyd Nix C. Lloyd Nix Director

/s/ G. Ruffner Page, Jr. G. Ruffner Page, Jr. Director

/s/ John Plunk John Plunk Director

W. Stancil Starnes Director